JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT entered into this 10th day of February 2005 by and between RX Fulfillment Services, Inc. (“RX”), a Texas corporation, and Laura Clelland d.b.a. DiabeteSource (“DS”).

WITNESSETH

WHEREAS, RX provides pharmacy and medical products and services for patients and healthcare facilities (the “Services”) and desires access to new markets;

WHEREAS, DS markets medical products and services, and desires assistance in supplying these products and services; and

WHEREAS, RX and DS desire to create a company to provide each of its products and services under one company to the Indian Health Services, markets identified as American Indian reservations and other Indian Nation affiliated healthcare markets; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements contained herein, the parties hereto do hereby promise, covenant and agree as follows:

1.

Definitions.

Throughout this Joint Venture Agreement, and unless the context otherwise requires, the following words shall have the indicated meanings:

1.1.

‘‘Agreement’’ This Joint Venture Agreement.

1.2.

‘‘Bankruptcy’’ The filing by a Joint Venturer of a petition commencing a voluntary case under the Bankruptcy Code (Title 11 of the United States Code); a general assignment by a Joint Venturer for the benefit of creditors; an admission in writing by a Joint Venturer of its inability to pay its debts as they become due; the filing by a Joint Venturer of any petition or answer in any proceeding seeking for itself, or consenting to, or acquiescing in, any insolvency, receivership, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing by a Joint Venturer of an answer or other pleading admitting or failing to deny, or to contest, the material allegations of the petition filed against it in any such proceeding; the seeking of, or consenting to, or acquiescence by a Joint Venturer in the appointment of any trustee, receiver, or liquidator of it, or any part of its property; and the commencement against a Joint Venturer of an involuntary case under the Bankruptcy Code, or a proceeding under any receivership, composition, readjustment, liquidation, insolvency, dissolution or like law or statute, which case or proceeding is not dismissed or vacated within 60 days.

1.3.

''Joint Venturers’’ DS, RX and any other person or persons or entity or entities who may subsequently be designated as a member of this joint venture pursuant to the further terms of this Agreement.

1.4.

''Joint Venture’’ The joint venture formed by this Agreement.

1.5.

''Joint Venture Interest’’ A Joint Venturer's share of the profits and surplus of the Joint Venture.

1.6.

''Joint Venture Rights’’ The property rights of a Joint Venturer which are comprised of a Joint Venturer's: (i) right in specific Joint Venture property, (ii) interest in the Joint Venture, and (iii) right to participate in the management thereof.

2.

Name.

The name of the Joint Venture shall be ''REZ Healthcare, Inc.'', an Arizona corporation, and any further reference herein to the Joint Venture will be identified as “Joint Venture.”

3.

Principal Place of Business.

The principal office and place of business of the Joint Venture (the ''Office'') shall be 207 Williamson Avenue, Winslow, AZ 86047.  The alternate office for finance and administration shall be 9100 Southwest Freeway, Suite 130-A, and Houston, Texas, 77074.  The Joint Venture shall have such other or additional offices as the Joint Venturers may determine from time to time.

4.

Business and Purpose.

The sole purpose of the Joint Venture is to market the Services, and to engage in such operations and business as may be deemed necessary or appropriate to accomplish such purpose.

5.

Term.

The Joint Venture shall commence upon the date of this Agreement. Unless sooner terminated pursuant to the further provisions of this Agreement, the Joint Venture shall continue until January 31, 2010, subject to the provisions of Section 9.  Thereafter, this Agreement shall be renewed and continue from term to term unless at least three months prior to January 31, 2010, or to the end of any subsequent term year, one of the Joint Venturers gives written notice to the other Joint Venturer of its intent to terminate the Joint Venture as of the end of such year.

6.

Capital Contributions.

6.1.

No cash contributions or capital shall be required by this Joint Venture.

6.2.

The Joint Venturers may, at their discretion, make capital contributions in such amounts and at such times, as they shall deem appropriate.

6.3.

A capital account shall be established and maintained in all events for each Joint Venturer in the manner provided under and in accordance with applicable Treasury Regulations. Accordingly, a Joint Venturer's capital account shall include generally, without limitation, the initial capital contribution of a Joint Venturer, (i) increased by the Joint Venturer's allocable share of income and gain, and (ii) decreased by distributions of money or property, allocations of expenditures of the Joint Venture, and allocations of losses and deductions, and (iii) as otherwise adjusted in accordance with the additional rules set forth in the applicable Treasury Regulations.

6.4.

Except as specifically provided in this Agreement, or as otherwise provided by law, no Joint Venturer shall have the right to withdraw or reduce its contributions to the capital of the Joint Venture.

7.

Profit and Loss.

7.1.

The percentages of Joint Venture Rights and Joint Venture Interest of each of the Joint Venturers in the Joint Venture shall be as follows:

DS         51%

RX        49%

7.2.

Except as provided in Section 6.3 of this Agreement, for purposes of the Internal Revenue Code of 1986, as amended (the ''Code''), or the corresponding provisions of any future federal internal revenue law, or any similar tax law of any state or jurisdiction, the determination of each Joint Venturer's distributive share of all items of income, gain, loss, deduction, credit or allowance of the Joint Venture for any period or year shall be made in accordance with, and in proportion to, such Joint Venturer's percentage of Joint Venture Interest as it may then exist, unless otherwise required by the applicable Treasury Regulations.

7.3.

Notwithstanding Section 6.2 of this Agreement, all items of income, gain, loss, deduction, credit or allowance with respect to property contributed to the Joint Venture by a Joint Venturer shall be allocated among the Joint Venturers so as to take account of the variation between the basis of the contributed property and its fair market value at the time of the contribution, which allocation shall be made in accordance with the Internal Revenue Code and the regulations issued under such provisions.

8.

Distribution of Profits.

8.1.

The Managers will provide financial statements to the Joint Venturers on a quarterly basis.  The net cash from operations of the Joint Venture shall be distributed at such times as may be determined by unanimous agreement of the Managers, but not less frequently than every calendar quarter; such distribution among the Joint Venturers shall be made in proportion to their Joint Venture Interests.

8.2 As used in this Section 7, the term ''net cash from operations'' shall mean: the gross cash proceeds from the Joint Venture operations less the portion thereof used to pay or establish reserves for all Joint Venture expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Managers.  “Net Cash From Operations” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

9.

Responsibilities and Duties.

9.1.

RX Responsibilities:  RX Shall have the responsibility of establishing and providing all durable medical equipment and pharmaceutical services for the customers of this Joint Venture through the operation of its facilities.  These services shall include but not be limited to the following:

a.

Establish, man and operate the facilities to be used to provide the Services (“Facilities”).

b.

Provide the connecting database, services and other hardware and software necessary to operate the Facilities.

c.

Provide training and support for the operation of all remote locations.

d.

Provide the properly licensed and trained personnel necessary to operate the facilities and remote locations and to provide the Services.

e.

Shall maintain the books and records of the Joint Venture and shall establish and maintain all banking and other funding relationships for the Joint Venture.

9.2.

DS Responsibilities:  DS shall refer customers to the Joint Venture and shall otherwise market the delivery of Services to end-user customers of the Joint Venture.  These services shall include but not be limited to the following:

a.

Establishing and negotiating the initial terms of all contracts entered into by the Joint Venture prior to acceptance by the Joint Venture for final contracting.

b.

Providing on-site customer contacts, presentations, and interaction concerning the Services.

c.

Verifying, confirming, and ensuring delivery of all Services.

d.

Advising the Joint Venture of customer satisfaction and acceptance issues and ensuring that any outstanding issues are resolved and followed up on.

10.

Customers.

10.1

Referrals.  DS shall refer customers to the Joint Venture and it is hereby agreed that all customers referred by DS shall be and shall remain the exclusive customers of this Joint Venture and all revenues produced by providing the Services shall be the earnings solely of the Joint Venture.  In addition, all customers referred by DS shall be the exclusive customers of the Joint Venture in the future and any future customers in the same category as customers referred by DS shall be the exclusive customers of this Joint Venture now and in the future.  By way of example, but not limitation, if DS refers an Indian Reservation Facility to the Joint Venture, then all future Indian Reservation Facilities which thereafter become customers of the Joint Venture or shall be the exclusive customer of the Joint Venture, without regard to the origination of that particular customer.

10.2.

Damages.  In light of the agreement set forth above in Section 10.1, which is essential to this Agreement, in the event that DS or its affiliates provide services identical or similar to the Services, to any customer referred by RX or The Joint Venture, as defined in Section 10.1 above then RX shall be entitled to damages equal to 49% of all revenue received by DS or its affiliates at any time, notwithstanding the termination of the Joint Venture.  This clause shall serve as the termination of the Joint Venture.

11.

Rights, Duties and Powers of the Managers; Certain Agreements Respecting the Joint Venturers' Representatives.

11.1.

The Joint Venture shall be managed by the designees of the Joint Venturers.  Initially, Laura Clelland and Daryl Webster shall manage this Joint Venture and the term “Managers” used throughout this Agreement shall mean and refer to Ms. Clelland and Mr. Webster in that capacity.

11.2.

Management and operation of the Joint Venture business shall in every respect be the full, complete, and exclusive responsibility of the Managers. The Managers shall devote to the conduct of the Joint Venture business so much of their time as may be reasonably necessary for efficient operation of the Joint Venture business. The Managers, in extension and not in limitation of the powers given to them by law or the other provisions of the Agreement, shall, in their sole discretion, have full power in the management and operation of the Joint Venture business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purposes of the Joint Venture, subject to the provisions of this Agreement.

11.3.

Without the consent of all of the Joint Venturers, no Joint Venturer shall, on behalf of the Joint Venture, borrow or lend money, make, deliver or accept any commercial paper, or execute, seal or deliver any deed to secure debt, bond, lease, guaranty, security instrument, security agreement or financing statement, or purchase or contract to purchase, or sell or contract to sell, or encumber any property for or of the Joint Venture.

11.4.

The Managers shall not be entitled to any compensation from the Joint Venture, either directly or indirectly, for acting as Managers. This provision shall not, however, be construed to prevent the Managers from receiving compensation from the Joint Venture for action taken in a capacity other than as Managers, or for the payment of all expenses and costs incurred by the Managers with respect to the management of the Joint Venture.

11.5.

The Managers shall be responsible to the Joint Venture as fiduciaries in accordance with the laws of the State of Texas. Subject to the provisions of this Agreement, the Managers may contract with any person or entity, at reasonable rates of compensation, for the performance of any services that reasonably may be required to carry on the business of the Joint Venture. Nothing contained herein shall be construed to constitute any Joint Venturer the agent of another Joint Venturer, except as provided herein, or in any manner to limit the Joint Venturers in the carrying on of their own respective businesses or activities. Any of the Joint Venturers or any director, officer, shareholder, agent, servant or employee of any of the Joint Venturers may engage in and possess any interest in other businesses of every nature and description, independently or with others, and neither the Joint Venture nor the Joint Venturers shall have any rights, by virtue of this Agreement or otherwise, in and to such independent ventures or the income or profits derived therefrom, or any rights, duties or obligations in respect thereof. This provision shall not limit the effect of any other agreement between any Joint Venturer, in its own behalf, and any director, officer, shareholder, agent, servant or employee of that Joint Venturer.

11.6.

The Managers shall manage, operate and control the affairs of the Joint Venture to the best of their ability and shall use their best efforts to carry out the businesses and purposes of the Joint Venture as set forth in Section 3 of this Agreement, and in connection therewith, the powers of the Managers shall include, by way of illustration and not of limitation, the power, at the sole cost and expense of the Joint Venture, to:

a.

Enter into agreements and contracts with any person(s) and give receipts, releases and discharges, with respect to all of the foregoing and any matters incident thereto, as the Managers may consider advisable or appropriate.

b.

Maintain, at the expense of the Joint Venture, adequate records and accounts of all operations and expenditures, and furnish the Joint Venturers with annual statements of account as of the end of each Joint Venture fiscal year, together with tax reporting information.

c.

Purchase at the expense of the Joint Venture, liability and any other insurance in such amounts and with such companies as the Managers shall determine, in their sole discretion, to protect the Joint Venture's properties and business and to protect the Joint Venturers against the risks automatically insured against or otherwise deemed appropriate by the Managers.

d.

Perform any and all other acts or activities customary or incident to the furtherance of the purpose of this Joint Venture as set forth herein.

11.7.

Indemnification.

a.

DS (including its officers, directors, shareholders, servants, employees and agents) shall not be liable for and RX hereby indemnifies and agrees to hold harmless DS (including its officers, directors, shareholders, servants, employees and agents and each person controlling, controlled by or under common control with DS (collectively ''Indemnified Parties'') against any third party claim arising out of the activities and operations of RX, and all judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys', accountants' and experts' fees, actually and necessarily incurred by the Indemnified Parties or any of them as a result of such claim, unless caused by willful misconduct. Notwithstanding anything to the contrary contained in this Agreement, RX shall have no liability to the Joint Venture or any of the Joint Venturers unless the loss is caused by willful misconduct with respect to its obligations contained herein.

b.

RX  (including its officers, directors, shareholders, servants, employees and agents) shall not be liable for and DS hereby indemnifies and agrees to hold harmless RX (including its officers, directors, shareholders, servants, employees and agents and each person controlling, controlled by or under common control with RX  (collectively ''Indemnified Parties'') against any third-party claim arising out of the activities and operations of DS, and all judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys', accountants' and experts' fees, actually and necessarily incurred by the Indemnified Parties or any of them as a result of such claim, unless caused by willful misconduct. Notwithstanding anything to the contrary contained in this Agreement, DS shall have no liability to the Joint Venture or any of the Joint Venturers unless the loss is caused by willful misconduct with respect to its obligations contained herein.

11.8.

Without the prior written consent of all other Joint Venturers, the Joint Venture Interest and Joint Venture Rights of a Joint Venturer as a Joint Venturer shall not be sold, hypothecated, pledged, assigned, donated or otherwise transferred.

12.

Legal Title to Joint Venture Property.

Legal title to the property of the Joint Venture shall be held in the name of ''REZ Healthcare, Inc.''

13.

Banking.

All revenues of the Joint Venture shall be deposited regularly in the Joint Venture savings and checking accounts at such bank or banks as shall be selected by RX, and the signature of a Manager designated by RX shall be honored for banking purposes, other than the extension of credit to or the borrowing of money by or on behalf of the Joint Venture.

14.

Books.

Proper, just and true books of account shall be kept by the Joint Venturers and entries promptly made therein of all of the transactions of the Joint Venture, and such books of account shall be open at all times to the inspection and examination of the Joint Venturers. The books shall be kept on the cash receipts and disbursements basis and the fiscal year of the Joint Venture shall be the calendar year. Unless otherwise agreed by the Joint Venturers, a review shall be made as of the closing of each fiscal year of the Joint Venture by independent certified public accountants who shall be engaged by the Joint Venture, if desired at that time.

15.

Termination and Withdrawal.

No Joint Venturer may withdraw from the Joint Venture prior to the end of the Term.  On termination of this Agreement future revenues from then existing customers of the Joint Venture shall be handled in accordance with Section 10 hereof.

16.

Bankruptcy.

Upon the bankruptcy of any Joint Venturer (the ''Bankrupt Joint Venturer'') before withdrawal, the non-Bankrupt Joint Venturer shall have the right to elect, by written notice to the Bankrupt Joint Venturer, within thirty (30) days of the date of such bankruptcy (the ''Bankruptcy Date''), that the business of the Joint Venture shall not be wound up but, instead, that the business of the Joint Venture shall continue as if said bankruptcy had not occurred; provided, that if the non-Bankrupt Joint Venturer elects that the Joint Venture shall not be wound up, the non-Bankrupt Joint Venturer shall purchase and the Bankrupt Joint Venturer shall sell all of the Joint Venture Interest and Joint Venture Rights (the ''Bankrupt Joint Venturer's Interest'') owned by the Bankrupt Joint Venturer in the Joint Venture at the Bankruptcy Date at a price (the ''Bankrupt Purchase Price'') equal to the Book Value, as determined in accordance with generally accepted accounting principles, of the Bankrupt Joint Venturer's Interest. The Bankrupt Purchase Price shall be payable in cash at closing. The closing of said purchase shall be held at the office of the Joint Venture thirty (30) days after the determination of Book Value, or at such other place and time as shall be agreed upon by the Joint Venturers.

17.

Certain Warranties and Representations.

17.1.

DS warrants and represents to RX that:

a.

DS is, and at all times while a Joint Venturer under this Agreement shall be, a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona; and that DS has and, at all times while a Joint Venturer under this Agreement shall have, the power and authority to conduct all of the activities conducted by it and to be conducted by it under this Agreement, and

b.

DS has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to take all other actions required to be taken pursuant to the provisions of this Agreement; and this Agreement is valid and binding upon DS in accordance with its terms. Neither the execution, sealing and delivering of this Agreement nor the consummation of the transactions hereby contemplated will constitute any violation or breach of the articles of incorporation or the bylaws of DS or any provision of any contract, document or instrument to which DS is a party, to which DS is bound, or by which any of the assets or property of DS may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation.

17.2.

RX warrants and represents to DS that:

a.

RX is, and at all times while a Joint Venturer under this Agreement shall be, a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and that RX has and, at all times while a Joint Venturer under this Agreement shall have, the power and authority to conduct all of the activities conducted by it and to be conducted by it under this Agreement; and

b.

RX has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to take all other actions required to be taken pursuant to the provisions of this Agreement; and this Agreement is valid and binding upon RX in accordance with its terms. Neither the execution, sealing and delivering of this Agreement nor the consummation of the transactions hereby contemplated will constitute any violation or breach of the articles of incorporation or the bylaws of RX or any provision of any contract, document or instrument to which RX is a party, by which RX is bound, or by which any of the assets or property of RX may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation.

18.

Notices.

Any and all notices, offers, acceptances, requests, certifications and consents provided for in this Agreement shall be in writing and shall be given and be deemed to have been given when mailed by registered or certified mail, return receipt requested, to the last address which the addressee has given to the Joint Venture. The address of each Joint Venturer is set forth under its signature at the end of this Agreement, and each Joint Venturer agrees to notify the other Joint Venturers of any change of address. The address of the Joint Venture shall be its principal office.

19.

Governing Law.

It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights, duties, obligations and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of Texas.

20.

Arbitration

Except for actions to protect Proprietary Rights and to enforce an arbitrator's decision hereunder, all disputes, controversies, or claims arising out of or relating to this Agreement or a breach thereof shall be submitted to and finally resolved by arbitration under the rules of the American Arbitration Association ("AAA") then in effect.  There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules.  The arbitration shall take place in Harris County, Texas.  The arbitrator shall apply the laws of the State of Texas to all issues in dispute.  The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement.  Legal fees shall be awarded to the prevailing party in the arbitration.

21.

Miscellaneous Provisions.

21.1.

This Agreement shall be binding upon, and inure to the benefit of, all parties hereto, their legal representatives, guardians, successors, and their assigns to the extent, but only to the extent, that assignment is provided for in accordance with, and permitted by, the provisions of this Agreement.

21.2.

Nothing herein contained shall be construed to constitute any Joint Venturer the agent, servant or employee of the other Joint Venturer, except as specifically provided in this Agreement, or to limit in any manner the Joint Venturers or their respective directors, officers, shareholders, agents, servants, and employees in carrying on their own respective businesses or activities.

21.3.

The parties hereto agree that they and each of them will take whatever action or actions are deemed by counsel to the Joint Venture to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end the parties hereto agree that they will execute, acknowledge, seal and deliver any further instruments or documents which may be necessary to give force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement, or any of the provisions hereof.

21.4.

Throughout this Agreement, where such meanings would be appropriate: (i) the masculine gender shall be deemed to include the feminine and the neuter and vice versa, and (ii) the singular shall be deemed to include the plural, and vice versa. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of the Agreement, or the intent of any provisions thereof.

21.5.

This Agreement and any Exhibit attached hereto sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Joint Venture, the business of the Joint Venture and the property of the Joint Venture, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein.

21.6.

Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to conform with said requirement of law. In the event that any part, article, section, paragraph or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement, all as of the date first above written.

LAURA CLELLAND

d.b.a. DIABETESOURCE, INC.

207 Williamson Avenue

Winslow, AZ 86047

(928) 289.2778 Office / (928) 289.6777 Fax

(928) 587.0881 Mobile / (928) 289.6676 Home

By:

_//s// Laura Clelland_______________

Laura Clelland

RX FULFILLMENT SERVICES, INC.

9100 Southwest Freeway, Suite 130A

Houston, TX 77074

(713) 776.8984 Office / (713) 988-7034 Fax

By:

__//s// Daryl Webster____________

Daryl Webster